Ernst & Young LLP
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Report of Independent Auditors
To the Shareholders and Board of Directors of Daruma Mid-Cap Value Fund

In planning and performing our audit of the financial statements of Daruma Mid-Cap Value Fund for the year ended June 30, 1999, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on the internal control.

The management of Daruma Mid-Cap Value Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that is may become inadequate because of changes in conditions of that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that may might be material weaknesses under standards established by the
American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the specific internal control components does not reduce to a relatively low level the risk that errors or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.
However, we noted no matters involving internal control and its operation, including controls for safeguarding securities that we consider to be material weaknesses as defined above at June 30, 1999.

This report is intended solely for the information and use of the board of directors and management for Daruma Mid-Cap Value Fund and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other that these specific parties.

ERNST & YOUNG LLP

August 6, 1999